Exhibit 10.5

AMENDMENT #1
(FEBRUARY 2005 AMENDED AND RESTATED LICENSE AGREEMENT)

This amendment #1, effective as of the 31st day of January 2007, amends the February 1, 2005 Amended and Restated License Agreement entered into and between ALLEGHENY-SINGER RESEARCH INSTITUTE, a Pennsylvania nonprofit corporation with an address at 320 East North Avenue, Pittsburgh, Pennsylvania 15212 (“ASRI”), and Omnimmune Corp., a Texas corporation located at 4600 Post Oak Place, Suite 352, Houston, Texas 77027 (“Company”) according to the following terms and conditions:

1)
Paragraph 3e is hereby modified to extend for an additional three months, the payment of the annual license maintenance fees due on February 1, 2007; therefore, the payment shall be due on or before May 1, 2007.

2)	The following paragraphs are hereby modified to extend each date thereof an additional eighteen months:

a.	6a(i),
b.	6a(iii),
c.	6a(iv)(a), 6a(iv)(b), 6a(iv)(c),
d.	6a(v)(a), 6a(v)(b), 6a(v)(c), 6a(v)(d)

All other terms and conditions of the original License Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Agreement in multiple originals as of the date set out below next to their signatures.

OMNIMMUNE CORP.                                                                         ALLEGHENY-SINGER RESEARCH INSTITUTE

/s/ Harris A. Lichtenstein                                                              /s/ Romell Boyle
Harris A. Lichtenstein, Ph.D.                                                                Romell Boyle
President                                                                                                  Director, Office of Sponsored Research
Date: 3/27/07                                                                            Date:  3-26-07